Exhibit 10.10

PROMISSORY NOTE

Borrower:	Advance Life Sciences, Inc.	Lender:	THE LEADERS BANK
	1440 Davey Road		2001 YORK ROAD, SUITE 150
	Woodridge, IL 60517		OAK BROOK, IL 60523

Principal Amount: $1,000,000.00	Initial Rate: 7.000%	Date of Note: May 31, 2005

PROMISE TO PAY.  Advance Life Sciences, Inc. (“Borrower”) promises to pay to THE LEADERS BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in full immediately upon Lender’s demand.  If no demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 21, 2006.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 30, 2005, with all subsequent interest payments to be due on the last day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an index which is the Leaders Bank Index Rate as periodically announced by The Leaders Bank (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 6.000% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 7.000% per annum.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.  Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: The Leaders Bank, Post Office Box 3516 Oak Brook, IL 60522-3516.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index.  The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Illinois.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of DU PAGE County, State of Illinois.

CONFESSION OF JUDGMENT.  Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal.  If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney.  Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.  Borrower hereby waives and releases any and all claims or causes of action which Borrower might have against any attorney acting under the terms of authority which Borrower has granted herein arising out of or connected with the confession of judgement hereunder.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges this Note is secured by a Commercial Security Agreement from Borrower to Lender dated December 21, 2004 pledging all corporate assets; a Junior Mortgage dated December 21, 2004 on the property commonly known as 1440 Davey Road, Woodridge, IL and held in the name of BioStart Property Group, LLC; a Commercial Pledge Agreement dated December 21, 2004 pledging all Advanced Life Sciences Holdings, Inc.  Common Stock held by Flavin Ventures, LLC; a Sub-License of the Licensing Agreement between Abbott Laboratories and Advanced Life Sciences Holdings, Inc.; a Commercial Pledge Agreement from ALS Ventures, LLC to Lender dated May 31, 2005 pledging 1,800,000 shares of common stock in Advanced Life Sciences Holdings, Inc..

LINE OF CREDIT.  This Note evidences a straight line of credit.  Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances.  Advances under this Note may be requested orally by Borrower or as provided in this paragraph.  All oral requests shall be confirmed in writing on the day of the request.  All communications, Instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority: John L. Flavin; and Michael T. Flavin. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

LOAN FEES, CHARGES AND EXPENSES.  Borrower will pay Lender a $15,000.00 loan Origination Fee due at loan funding

DEPOSIT REQUIREMENT.  Borrower will deposit 50% of the proceeds of the Public Offering of Advance Life Sciences Holdings, Inc. with The Leaders Bank.

CROSS-COLLATERALIZAT1ON.  This loan is Cross-Collateralized and Cross-Defaulted with all existing loans to this and/or other related entities.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency.  Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: The Leaders Bank P.O. Box 3516 Oak Brook, IL 60522-3516.

GENERAL PROVISIONS.  This Note is payable on demand.  The inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Note on its demand.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

ILLINOIS INSURANCE NOTICE.  Unless Borrower provides Lender with evidence of the insurance coverage required by Borrower’s agreement with Lender, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the collateral.  This insurance may, but need not, protect Borrower’s interests.  The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the collateral.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by their agreement.  If Lender purchases insurance for the collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to Borrower’s total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower’s own.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ADVANCE LIFE SCIENCES, INC.

By:	/s/ John L. Flavin
John L. Flavin, President of Advance Life Sciences, Inc.
Secretary